EXHIBIT 10.14
LEASE AGREEMENT
     This lease agreement was entered into on January 1, 2008, between J & W Arizona Enterprises, LLC, a corporation under the laws of the State of Arizona, having its principal place of business at 11038 North Pusch Ridge Vistas Drive, Oro Valley, Pima County, Arizona, referred to as “lessor,” and Post Tension of Nevada, Inc., a corporation organized under the laws of the State of Nevada, having its principal place of business at 1179 Center Point Drive, Henderson, Clark County, Nevada, referred to as “lessee.”
SECTION ONE
DESCRIPTION OF PREMISES
     Lessor leases to lessee the premises located at 1441 W. Miracle Mile, Tucson, Pima County, Arizona, and described more particularly as follows: W125’ OF E587.25’ OF PT OF N377.64’ ADJ TO W 1441 W MIRACLE MILE SEC 34 TWNS 13S RNG 13E 46259F.
SECTION TWO
TERM
     The term of this lease agreement is One year(s), beginning on January 1, 2008, and terminating on December 31, 2008, at 12:00 PM.
SECTION THREE
RENT
     A. The total rent under this lease agreement is $ 48,000.00.
     B. Lessee shall pay lessor the above-specified amount in installments of $ 4,000.00 each month, beginning on January 25, 2008, with succeeding payments due on the 25th day of each subsequent month during the term of the lease agreement.
SECTION FOUR
USE OF PREMISES
     The demised premises are to be used for the purposes of any lawful activity. Lessee shall restrict its use to such purposes, and shall not use or permit the use of the demised premises for any other purpose without the prior, express, and written consent of lessor, or lessor’s authorized agent.
SECTION FIVE
RESTRICTIONS ON USE
     A. Lessee shall not use the demised premises in any manner that will increase risks covered by insurance on the demised premises and result in an increase in the rate of insurance or a cancellation of any insurance policy, even if such use may be in furtherance of lessee’s business purposes.
     B. Lessee shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the demised premises, and shall comply with all requirements of the insurers applicable to the demised premises necessary to keep in force the fire and liability insurance.

SECTION SIX
WASTE, NUISANCE, OR UNLAWFUL ACTIVITY
     Lessee shall not allow any waste or nuisance on the demised premises, or use or allow the demised premises to be used for any unlawful purpose.
SECTION SEVEN
DELAY IN DELIVERING POSSESSION
     This lease agreement shall not be rendered void or voidable by the inability of lessor to deliver possession to lessee on the date set forth in Section Two. Lessor shall not be liable to lessee for any loss or damage suffered by reason of such a delay; provided, however, that lessor does deliver possession no later than January 1, 2008. In the event of a delay in delivering possession, the rent for the period of such delay will be deducted from the total rent due under this lease agreement. No extension of this lease agreement shall result from a delay in delivering possession.
SECTION EIGHT
UTILITIES AND TAXES
     Lessee shall arrange and pay for all utilities furnished to the demised premises for the term of this lease agreement, including, but not limited to, electricity, gas, water, sewer, telephone service and any and all taxes.
SECTION NINE
REPAIRS AND MAINTENANCE
     Lessee shall maintain the demised premises and keep them in good repair at its expense. Lessee shall maintain and repair windows, doors, skylights, adjacent sidewalks, the building front, and interior walls.
SECTION TEN
DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES
     A. Lessor represents that the demised premises are in fit condition for use by lessee. Acceptance of the demised premises by lessee shall be construed as recognition that the demised premises are in a good state of repair and in sanitary condition.
     B. Lessee shall surrender the demised premises at the end of the lease term, or any renewal of such term, in the same condition as when lessee took possession, allowing for reasonable use and wear, and damage by acts of God, including fires and storms. Before delivery, lessee shall remove all business signs placed on the demised premises by lessee and restore the portion of the demised premises on which they were placed in the same condition as when received.
SECTION ELEVEN
PARTIAL DESTRUCTION OF PREMISES
     A. Partial destruction of the demised premises shall not render this lease agreement void or voidable, nor terminate it except as specifically provided in this lease agreement. If the demised premises are partially destroyed during the term of this lease agreement, lessor shall repair them when such repairs can be made in conformity with governmental laws and regulations, within thirty days of the partial destruction.

Written notice of the intention of lessor to repair shall be given to lessee within ten days after any partial destruction. Rent will be reduced proportionately to the extent to which the repair operations interfere with the business conducted on the demised premises by lessee. If the repairs cannot be made within the time specified above, lessor shall have the option to make them within a reasonable time and continue this lease agreement in effect with proportional rent rebate to lessee as provided for in this lease agreement. If the repairs cannot be made in thirty days, and if lessor does not elect to make them within a reasonable time, either party shall have the option to terminate this lease agreement.
     B. Disputes between lessor and lessee relating to provisions of this section shall be arbitrated. The parties shall each select an arbitrator, and the two arbitrators selected shall together select a third arbitrator. The three arbitrators shall determine the dispute, and their decisions shall be binding on the parties. The parties shall divide the costs of arbitration equally between them.
SECTION TWELVE
ENTRY ON PREMISES BY LESSOR
     A. Lessor reserves the right to enter on the demised premises at reasonable times to inspect them, perform required maintenance and repairs, or to make additions, alterations, or modifications to any part of the building in which the demised premises are located, and lessee shall permit lessor to do so.
     B. Lessor may erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment in connection with making alterations, additions, or repairs, all without incurring liability to lessee for disturbance of quiet enjoyment of the demised premises, or loss of occupation of the demised premises.
SECTION THIRTEEN
SIGNS, AWNINGS, AND MARQUEES INSTALLED BY LESSEE
     A. Lessee shall not construct or place signs, awnings, marquees, or other structures projecting from the exterior of the demised premises without the prior, express, and written consent of lessor.
     B. Lessee shall remove signs, displays, advertisements, or decorations it has placed on the premises that, in the opinion of lessor, are offensive or otherwise objectionable. If lessee fails to remove such signs, displays, advertisements, or decorations within thirty days after receiving written notice from lessor to remove them, lessor reserves the right to enter the demised premises and remove them at the expense of lessee.
SECTION FOURTEEN
BUSINESS SALE SIGNS
     Lessee shall not conduct “Going out of Business,” “Lost Our Lease,” “Bankruptcy,” or other sales of that nature on the demised premises without the written consent of lessor.
SECTION FIFTEEN
NONLIABILITY OF LESSOR FOR DAMAGES
     Lessor shall not be liable for liability or damage claims for injury to persons or property from any cause relating to the occupancy of the demised premises by lessee, including those arising out of damages or losses occurring on sidewalks and other areas adjacent to the demised premises during the term of this lease agreement or any extension of such term. Lessee shall indemnify lessor from any and all liability, loss, or other damage claims or obligations resulting from any injuries or losses of this nature.

SECTION SIXTEEN
LIABILITY INSURANCE
     A. Lessee shall procure and maintain in force at its expense during the term of this lease agreement and any extension of such term, public liability insurance with insurers and through brokers approved by lessor. Such coverage shall be adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the demised premises, in a minimum amount of $ 1,000,000.00 for each person injured, $ 1,000,000.00 for any one accident, and replacement cost for property damage. The insurance policies shall provide coverage for contingent liability of lessor on any claims or losses. The insurance policies shall be delivered to lessor for safekeeping. Lessee shall obtain a written obligation from the insurers to notify lessor in writing at least twenty days prior to cancellation or refusal to renew any policy.
     B. If the insurance policies required by this section are not kept in force during the entire term of this lease agreement or any extension of such term, lessor may procure the necessary insurance and pay the premium for it, and the premium shall be repaid to lessor as an additional rent installment for the month following the date on which the premiums were paid by lessor.
SECTION SEVENTEEN
ASSIGNMENT, SUBLEASE, OR LICENSE
     A. Lessee shall not assign or sublease the demised premises, or any right or privilege connected with the demised premises, or allow any other person except agents and employees of lessee to occupy the demised premises or any part of the demised premises without first obtaining the written consent of lessor. A consent by lessor shall not be a consent to a subsequent assignment, sublease, or occupation by other persons.
     B. An unauthorized assignment, sublease, or license to occupy by lessee shall be void and shall terminate this lease agreement at the option of lessor.
     C. The interest of lessee in this lease agreement is not assignable by operation of law without the written consent of lessor.
SECTION EIGHTEEN
BREACH
     The appointment of a receiver to take possession of the assets of lessee, a general assignment for the benefit of the creditors of lessee, any action taken or allowed to be taken by lessee under any bankruptcy act, or the failure of lessee to comply with each term and condition of this lease agreement shall constitute a breach of this lease agreement. Lessee shall have fifteen days after receipt of written notice from lessor of any breach to correct the conditions specified in the notice. If the corrections cannot be made within the fifteen-day period, lessee shall have a reasonable time to correct the default if action is commenced by lessee within thirty days after receipt of the notice.
SECTION NINETEEN
REMEDIES OF LESSOR FOR BREACH BY LESSEE
     Lessor shall have the following remedies in addition to its other rights and remedies in the event lessee breaches this lease agreement and fails to make corrections as set forth in Section Eighteen:

     A. Lessor may reenter the demised premises immediately and remove the property and personnel of lessee, store the property in a public warehouse or at a place selected by lessor, at the expense of lessee.
     B. After reentry, lessor may terminate this lease agreement on giving five days’ written notice of termination to lessee. Without such notice, reentry will not terminate this lease agreement. On termination, lessor may recover from lessee all damages proximately resulting from the breach, including, but not limited to, the cost of recovering the demised premises and the balance of the rent payments remaining due and unpaid under this lease agreement.
     C. After reentering, lessor may relet the demised premises or any part of the demised premises for any term without terminating this lease agreement, at such rent and on such terms as it may choose. Lessor may make alterations and repairs to the demised premises. The duties and liabilities of the parties if the demised premises are relet shall be as follows:
     (1) In addition to lessee’s liability to lessor for breach of this lease agreement, lessee shall be liable for all expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by lessor under the new lease agreement and the rent installments that were due for the same period under this lease agreement.
     (2) Lessor, at its option, shall have the right to apply the rent received from reletting the premises (a) to reduce lessee’s indebtedness to lessor under this lease agreement, not including indebtedness for rent, (b) to expenses of the reletting and alterations and repairs made, (c) to rent due under this lease agreement, or (d) to payment of future rent under this lease agreement as it becomes due.
     If the new lessee does not pay a rent installment promptly to lessor, and the rent installment has been credited in advance of payment to the indebtedness of lessee other than rent, or if rentals from the new lessee have been otherwise applied by lessor as provided for in this section, and during any rent installment period, are less than the rent payable for the corresponding installment period under this lease agreement, lessee shall pay lessor the deficiency, separately for each rent installment deficiency period, and before the end of that period. Lessor may, at any time after such reletting, terminate this lease agreement for the breach on which lessor based the reentry and relet the demised premises.
     After reentry, lessor may procure the appointment of a receiver to take possession and collect rents and profits of the business of lessee. If necessary to collect the rents and profits, the receiver may carry on the business of lessee and take possession of the personal property used in the business of lessee, including inventory, trade fixtures, and furnishings and use them in the business without compensating lessee. Proceedings for appointment of a receiver by lessor, or the appointment of a receiver and the conduct of the business of lessee by the receiver, shall not terminate this lease agreement unless lessor has given written notice of termination to lessee as provided in this lease agreement.
SECTION TWENTY
ATTORNEY FEES
     If lessor files an action to enforce any agreement contained in this lease agreement, or for breach of any covenant or condition, lessee shall pay lessor reasonable attorney fees for the services of lessor’s attorney in the action, all fees to be fixed by the court.
SECTION TWENTY-ONE
CONDEMNATION
     Eminent domain proceedings resulting in the condemnation of a part of the demised premises, but leaving the remaining premises usable by lessee for the purposes of its business, will not terminate this lease agreement unless lessor, at its option, terminates this lease agreement by giving written notice of termination to lessee. The effect of any condemnation, where the option to terminate is not exercised, will be to terminate this lease agreement as to the portion of the demised premises condemned, and the lease of the remainder of the demised premises shall remain intact. The rental for the remainder of the lease term shall be reduced by the amount that the usefulness of the demised premises has been reduced for the business purposes of lessee. Lessee assigns and transfers to lessor any claim it may have to compensation for damages as a result of any condemnation.
SECTION TWENTY-TWO
OPTION TO RENEW
     Lessor grants to lessee an option to renew this lease agreement for one year at a rental of an amount to be decided upon renewal per month, with all other terms and conditions of the renewal lease to be the same as those in this lease agreement. To exercise this option to renew, lessee must give lessor written notice of intention to do so at least thirty days before this lease agreement expires.
SECTION TWENTY-THREE
WAIVERS
     Waiver by lessor of any breach of any covenant or duty of lessee under this lease is not a waiver of a breach of any other covenant or duty of lessee, or of any subsequent breach of the same covenant or duty.
SECTION TWENTY-FOUR
GOVERNING LAW
     It is agreed that this lease agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Arizona.
SECTION TWENTY-FIVE
ENTIRE AGREEMENT
     This lease agreement shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this lease agreement shall not be binding upon either party except to the extent incorporated in this lease agreement.
SECTION TWENTY-SIX
MODIFICATION OF AGREEMENT
     Any modification of this lease agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.
SECTION TWENTY-SEVEN
NOTICES
     A. All notices, demands, or other writings that this lease agreement requires to be given, or which may be given, by either party to the other, shall be deemed to have been fully given when made in writing and deposited in the United States mail, registered and postage prepaid, and addressed as follows:

     To lessor: PO Box 68605, Oro Valley, Arizona 85737
     To lessee: 1179 Center Point Drive, Henderson, Nevada 89074
     B. The address to which any notice, demand, or other writing may be given or made or sent to any party as above provided may be changed by written notice given by such party as above provided.
SECTION TWENTY-EIGHT
BINDING EFFECT
     This lease agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties.
SECTION TWENTY-NINE
TIME OF THE ESSENCE
     It is specifically declared and agreed that time is of the essence of this lease agreement.
SECTION THIRTY
PARAGRAPH HEADINGS
     The titles to the paragraphs of this lease agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this lease agreement.
     In witness, each party to this lease agreement has caused it to be executed at 1179 Center Point Drive, Henderson, Nevada on the date indicated below.

Lessor

Lessee

Date